Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 2007, except for the impact of presenting Kraft Foods Inc. as a discontinued operation and the change in reportable segments as discussed in Notes 1, 4 and 15 which are as of October 3, 2007, relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Altria Group, Inc., which appears in the Current Report on Form 8-K of Altria Group, Inc. dated October 3, 2007. We also consent to the incorporation by reference of our report dated February 5, 2007, except for the impact of presenting Kraft Foods Inc. as a discontinued operation and the change in reportable segments which are as of October 3, 2007, relating to the financial statement schedule, which appears in the Current Report on Form 8-K of Altria Group, Inc. dated October 3, 2007.

/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

New York, New York

December 14, 2007